UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REDWOOD MORTGAGE INVESTORS VIII, L.P.,

a California Limited Partnership

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 28, 2023, Redwood Mortgage Investors VIII, L.P. (“RMI VIII”) sent the following email to certain advisors whose clients are limited partners of RMI VIII:

Dear (Advisor),

Please see the progress update on the proposal to dissolve the Redwood Mortgage Investors VIII, L.P., a California Limited Partnership (RMI VIII), and to approve the proposed plan of dissolution.

We appreciate your help in discussing both items with your client and recommending that they cast their vote timely.

•	Proposal to Dissolve the Partnership (as of 6/27/23)

•	93% of the voted partnership interests are in favor which represents 18.72% of the outstanding partnership interests.

•	Proposal to Approve the Proposed Plan of Dissolution (as of 6/27/23)

•	93% of the voted partnership interests are in favor which represents 18.72% of the outstanding partnership interests.

Attached are the two items that were mailed mid-June via USPS to your clients who are limited partners of RMI VIII:

•

A Consent Solicitation Statement and Consent Card of RMI VIII for the proposed dissolution of RMI VIII. This is important material regarding the proposed dissolution and Plan of Dissolution of RMI VIII for you and your client along with all of the limited partners to carefully review. RMI VIII requests that limited partners vote timely. Below outlines options on ways to vote.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for RMI VIII.

The Form 10-K can also be found on our website under the Closed Offerings tab: http://www.redwoodmortgageinvestors.com

If you have any questions you may contact me (Tom Burwell) or my associates at:

1.	Phone: 650-645-9723

2.	Email: rmi8consentsolicitation@redwoodmortgage.com

3.	Fax: 650-257-8364

Three Simple Ways to Vote:

1.

INTERNET — To place a vote by Internet, please go to http://www.proxyvoting.com/RMI and follow the link to the consent voting website. You will need your unique control number on the consent card you should have previously received. Have your consent card available when you access the web page.

2.

TELEPHONE — To place a vote by phone, please call (888) 215-6726. At the prompt, please enter the unique control number printed to the right on the consent card you should have previously received. Follow the prompts to place your vote. Have your consent card available when you call.

3.	MAIL — Date, sign and mail your consent card in the envelope provided as soon as possible.

If a client has lost or not received the USPS mailing—they may contact the tabulator, Morrow Sodali LLC, at (800) 662-5200 or rmi.info@investor.morrowsodali.com to request their control number or to resend a new packet.

Sincerely,

Tom Burwell

Marketing and Sales Director

Redwood Mortgage Corp.

177 Bovet Road, Suite 520

San Mateo, CA 94402

Additional Information and Where to Find It

RMI VIII has filed with the Securities and Exchange Commission (“SEC”) a definitive consent solicitation statement on Schedule 14A, containing a consent card, with respect to its solicitation of votes for the proposed dissolution and Plan of Dissolution of RMI VIII. INVESTORS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RMI VIII AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONSENT SOLICITATION. Investors may obtain copies of these documents and other documents filed with the SEC by RMI VIII free of charge through the website maintained by the SEC at www.sec.gov. Copies of the consent solicitation statement and other documents filed by RMI VIII are also available free of charge at Redwood Mortgage Corp.’s website at http://redwoodmortgageinvestors.com under the Closed Offerings tab.

Participants

The general partners of RMI VIII, namely Michael R. Burwell and Redwood Mortgage Corp. and its directors, officers and employees, may be participants in the solicitation of votes with respect to the consent solicitation by RMI VIII. Information about the general partners’ direct or indirect interests, by security holdings or otherwise, is available in RMI VIII’s consent solicitation statement and any amendments or supplements thereto which is available free of charge at the SEC’s website at http://www.sec.gov.